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                                                                    EXHIBIT 23.7

                         CONSENT OF ALLEN C. EWING & CO.

         We hereby consent to the inclusion in the Proxy Statement/Prospectus forming part of this Registration Statement on Form S-4 of F.N.B. Corporation of our opinion as Exhibit C thereto and to the reference to such opinion and to our firm therein. We also confirm the accuracy in all material respects of the description and summary of our analyses, observations, beliefs, and conclusions relating thereto set forth under the heading "The Merger - Opinion of CCBI's Financial Advisor" therein. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission issued thereunder.

                                             ALLEN C. EWING & CO.


                                             /s/ Benjamin C. Bishop, Jr.

                                             Benjamin C. Bishop, Jr.
                                             President

Jacksonville, Florida
February 2, 2001